UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2014

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On March 30, 2014, the Board of Directors (the “Board”) of Newport Corporation (the “Registrant”) appointed Cherry A. Murray as a member of the Board effective immediately to fill the existing vacancy on the Board.  Dr. Murray has been nominated by the Board for election at the Registrant’s upcoming annual meeting of stockholders, which will be held in May 2014.  Dr. Murray is an “independent director” as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules.  The Board has not made any determinations as to the appointment of Dr. Murray to any committees of the Board at this time.

For her service on the Board, Dr. Murray will receive the regular cash compensation paid and equity compensation awarded by the Registrant to non-employee directors as described under the heading “Director Compensation” in the Registrant’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2013 in connection with its 2013 Annual Meeting of Stockholders.  In addition, the Registrant will enter into an Indemnification Agreement with Dr. Murray, in substantially the form previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 12, 2002.

A copy of the press release issued by the Registrant announcing the appointment of Dr. Murray as a director is attached to this report as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press release issued by the Registrant dated April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT CORPORATION

Date: April 2, 2014	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press release issued by the Registrant dated April 2, 2014.